EXHIBIT 23.1



PRICEWATERHOUSECOOPERS






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Nokia Corporation's Annual Report on Form 20-F for the year ended December 31, 2006.


/s/ PriceWaterhouseCoopers Oy

PricewaterhouseCoopers Oy
Authorized Public Accountants
Espoo, Finland
March 29, 2007